SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    Form 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                 August 31, 2001
                        (Date of earliest event reported)



                             BLACK HILLS CORPORATION
             (Exact name of Registrant as specified in its charter)

      South Dakota                      333-52664               46-0458824
 (State of Incorporation)         (Commission File No.)       (IRS Employer
                                                          Identification Number)




                                625 Ninth Street
                                 P. O. Box 1400
                         Rapid City, South Dakota 57709
                    (Address of principal executive offices)



                                 (605) 721-1700
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address if changed since last report)



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Item 5.  Other Events

On August 31, 2001 Black Hills Energy Ventures, the independent energy subsidiary of Black Hills Corporation, completed its acquisition of a 273 MW gas-fired co-generation power plant project located northeast of Las Vegas, Nevada. The facility was purchased from Enron North America, a wholly-owned subsidiary of Enron Corporation using the Company's short-term credit facilities (NYSE: ENE).

The facility currently has a 51 MW co-generation power plant in operation. Most of the power from that facility is being sold under a long-term contract expiring in 2024. The Company has sold 50% of this power plant to other parties. The project also has a 222 MW combined-cycle expansion currently under construction, which is 100%-owned by the Company. The facility is scheduled to be fully operational in the third quarter of 2002 and will utilize state-of-the-art LM-6000 technology. The power generated by the expansion will be sold under a long-term contract which will expire in 2017. The power sale agreement for the expansion unit is a tolling arrangement, which requires the purchaser to provide fuel to the power plant when it is dispatched.

The cost of acquisition and construction for the entire facility is expected to be approximately $330 million. The Company is in the process of obtaining long-term financing, which primarily will be non-recourse project debt.

As of the date of this filing, no officer or director of the Company, or any associate of such officer or director has a material relationship with Enron Corporation or its subsidiaries.

Forward-looking Statements

The above information includes "forward-looking statements" as defined by the Securities and Exchange Commission. These statements concern the Company's plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included above that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The words believe, intend, anticipate, estimate, aim, project and similar expressions are also intended to identify forward-looking statements. These forward-looking statements may include, among others, such things as expansion and growth of the Company's business and operations; future financial performance; future acquisition and development of power plants; future production of coal, oil and natural gas; reserve estimates; future communications customers; and business strategy. These forward-looking statements are based on assumptions which the Company believes are reasonable based on current expectations and projections about future events and industry conditions and trends affecting the Company's business. However, whether actual results and developments will conform to the Company's expectations and predictions is subject to a number of risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements, including the following factors: prevailing governmental policies and regulatory actions with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition; changes in and compliance with environmental and safety laws and policies; weather conditions; population growth and demographic patterns; competition for


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retail and wholesale customers; pricing and transportation of commodities;
market demand, including structural market changes; changes in tax rates or policies or in rates of inflation; changes in project costs; unanticipated changes in operating expenses or capital expenditures; capital market conditions; counterparty credit risk; technological advances; competition for new energy development opportunities; legal and administrative proceedings that influence the Company's business and profitability; and unanticipated developments in the western power markets, including unanticipated governmental intervention, deterioration in the financial condition of counterparties, default on amounts due, adverse changes in current or future litigation and adverse changes in the tariffs of the California Independent System Operator Corporation. Any such forward-looking statements should be considered in conjunction with Black Hills Corporation's most recent annual report on Form 10-K and its interim quarterly reports on Form 10-Q on file with the Securities and Exchange Commission. New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for the Company to predict all such factors, or to the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. The Company assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.


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        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  BLACK HILLS CORPORATION


                                  /s/ Roxann R. Basham
                                  -------------------------------------------
                                  Roxann R. Basham, Vice President - Controller (Principal Accounting Officer)

Dated September 18, 2001